EXHIBIT 10.1

                           ASSIGNMENT

     WHEREAS the undersigned Colin V. Hall and Rodney E. Smith ("Smith") (hereinafter called the "Assignors") are the co-inventors of certain inventions or improvements described as a fish protective induction head assembly, known as the "Pisces system" and claimed in the Provisional Patent Application Number 60/124,986 filed on 03/18/99 with the United States Department of Commerce, Patent and Trademark Office.

     AND WHEREAS, Balaton Power Corporation S.A., ("Balaton") a company duly incorporated under the laws of the Bahamas whose registered and records office is P.0. N7117 Chambers, One Millar's Court, Nassau, Bahamas (hereinafter designated as the Assignee), has been granted the entire right, title and interest in and to the said inventions or improvements, and in and to the said application, and in, to and under any and all Letters Patent which may be granted on or as a result thereof in my and all countries;

     AND WHEREAS Balaton has agreed and hereby confirms its agreement to issue 500,000 shares of Balaton to Hall or his designated when and as directed by Hall and to appoint Smith to the Board of Directors of Balaton;

     NOW THEREFORE, in consideration of the own of one dollar ($1.00) and other good and valuable consideration paid to the Assignors, the receipt of which is hereby acknowledged, the Assignors hereby sell, assign And transfer to Balaton the entire right, title and interest in and to the invention described as a fish protective induction head assembly, known as the "Pisces system", and claimed in the Provisional Patent Application Number 60/124,986 filed on 03/18/99 with the United States Department of Commerce, Patent and Trademark Office, identified In Provisional Application Filing Receipt attached hereto as Schedule A, and in and to any and all improvements which are disclosed in the applications or patents resulting therefrom, including those resulting from provisional and utility applications, and all divisions, substitutes and continuations thereof, and all United States Letters Patents which may be issued thereon, and all foreign rights including all priority rights and benefits under all International conventions for the protection of industrial property, and all applications for patents including related rights such as utility model, inventor's certificates and the like heretofore or hereinafter filed in the United States or any foreign country, and all patents including extensions, renewals and reissues thereof granted in the United States or any foreign country.

     Assignors assign to and authorize the Assignee to file in their names applications for Letters Patent for said inventions or improvements in all other countries, the same to be held full enjoyed by the Assignee, its successors, assigns, nominees or legal representatives, to the full end of the term or terms for which said Letters Patent respectively may be granted, reissued or extended, as fully And entirely as the same would have, been hold and enjoyed by the Assignors, had this assignment sale and transfer has not been made.

     The Assignors covenant that they have the full right to convey the entire interest herein assigned, and that they have not executed and will not execute any agreement in conflict herewith, and each Assignor further covenant and agrees that he will, each time request is made and without undue delay, execute and deliver all such papers as may be necessary or desirable to perfect the title to said inventions or improvements, said application and said Letters Patent, in the Assignee, its successors, assigns, nominees or legal representatives, and the Assignors agree to communicate to the Assignee, or its nominees, all known facts respecting said inventions or improvements, said application and said Letters Patent, to testify in any legal proceedings, to sign all lawful papers, to execute all disclaimers and divisional, continuing, reissue and foreign applications, to make all rightful oaths, and generally to do everything possible to aid the Assignee, its successors, assigns, nominees and legal representatives to obtain and enforce for its or their own benefit, proper patent protection for said inventions or improvements in any and all countries, all at the expense, however, of the Assignee or its successors, assigns, nominees of legal representatives.

          The Assignors agree to execute all papers necessary in connection with the provisional application and any continuing divisional or reissue applications thereof and also to execute separate assignments in connection with such applications as the Assignee may deem necessary or expedient.

     The Assignors agree to execute all papers necessary in connection with any interference which may be declared concerning this application or continuation, division or reissue thereof and to cooperate with the Assignee in every way possible in obtaining evidence and going forward with such interference.

     The Assignors agree to execute all papers and documents and perform any act which may be necessary in connection with claims or provisions of the International Convention for Protection of Industrial Property or similar agreements.

     The Assignors agree to perform all affirmative acts which may be necessary to obtain a grant of a valid United States patent to the Assignee.

     The Assignors hereby authorize and request the Commissioner of Patents to issue any and all Letters Patent of the United States patent resulting from said application or applications or any division or divisions or continuing or reissue applications thereof to the said Assignee, as Assignee of the entire interest and hereby covenant that they have full right to convey the entire interest herein assigned, and that they have not executed, and will not execute any agreement in conflict herewith.

     The Assignors hereby grants Balaton, or its designated agents or Patent attorney, the power to insert on this assignment any further Identification which may be necessary or desirable in order to comply with the rules of the United States Patent and Trademark office for recordation of this document.

     Assignors hereby authorize and request any official of any country or countries foreign to the United States of America whose duty it is to issue patents on applications as aforesaid, to issue to the Assignee, as Assignee of the entire right, title and interest any and all Letters Patent for said inventions or improvement, which may be issued and granted on or as a result of the application aforesaid, in accordance with the terms of this Assignment.

     IN WITNESS WHEREOF, executed by the Assignors as of the date opposite the undersigned name.

31st of May 1999                        /s/ Colin V. Hall
Date                                    Colin V. Hall

/s/ illegible
Witness

May 31, 1999                            /s/ Rodney E. Smith
Date                                    Rodney E. Smith

/s/ illegible
Witness


                    STATEMENT  OF ACCEPTANCE
          The foregoing Assignment is hereby accepted.

                         BALATON POWER CORPORATION S.A.

                         By:  /s/ Illegible
                              Title:    Director
                         By:  /s/ Illegible
                              Title:    Director